Exhibit 10.12

Exclusive Cooperation Agreement

between

China Yellow River Television Station

and

[Joint Venture Company]

[•] 2008

Table Of Contents

This Exclusive Cooperation Agreement (**Agreement**) is entered into in Taiyuan, People's Republic of China (**PRC**) on [•] 2008

by and between

(1) **China Yellow River Television Station**, a PRC television station with its registered address at No. 318, Yingze Avenue, Taiyuan City, Shanxi Province (**Party A**);

and

(2) ***[Joint Venture Company]***, a Sino-foreign equity joint venture duly established and existing under the PRC Law (defined below) with its registered address at [•](**Party B**).

(Individually a **Party** and collectively the **Parties**)

RECITALS

A. Party A is a TV station, duly established under the PRC Law, which owns Shanxi Yellow River Minsheng Channel and Shanxi Literature Broadcast (collectively, the **Channel**) and the relevant database information. Party A also operates an advertising business of the Channel and possesses the relevant Governmental Authorizations (defined below).

B. Party B's business mainly involves technology services for advertisement production, advertisement information consulting and database management and whose business scope is design and development of computer graphic, design and development of 3D cartoon, technical support and related advertising consulting services.

C. Party A seeks to grant the right of advertisement operation on the Channel (**Advertisement Operation Right**) to Party B and seeks to cooperate with Party B on matters related to database information and Governmental Authorizations.

NOW, THEREFORE, the Parties agree as follows:

1. DEFINITIONS

1.1 Unless expressly provided otherwise, the following terms used in this Agreement shall have the following meanings:

Affiliate shall mean in relation to Party A any company which, through ownership of

voting stock or otherwise directly or indirectly, is controlled by, under common control with, or in control of, Party A; the term "control" being used in the sense of power to elect a majority of directors or to direct management;

Effective Date	shall mean the date on which this Agreement has been signed by the Parties (*i.e.*, signed by the authorized representatives of both Parties with the company seals affixed);
Business	shall mean the advertising operations of Party A;
Governmental Authorizations	shall mean all consents, approvals, permits and filings required under PRC Law for the proper operation of the Business; and
PRC Law	shall mean all laws and legislation of the PRC that are in effect, including laws, regulations, resolutions, decisions, decrees and orders of government agencies and other documents of a legislative, administrative or judicial nature.

2. COOPERATION

The Parties agree that they shall cooperate on the following matters, and take into account the principles of equity and mutual benefits:

2.1 Party A shall exclusively and irrevocably grant to Party B the Advertisement Operation Right.

2.2 Party A shall provide to Party B all necessary and relevant support, as well as most-favored terms for the Business.

2.3 Party A shall share its resource with Party B, including but not limited to all the Governmental Authorizations and clients' information (*e.g.* database) (**Resource**). Party A shall not engage in, or cooperate with, any third party with regard to the Resource that is similar to what is set forth in this Agreement.

3. OBLIGATIONS OF PARTY A

Party A shall be required throughout the term of this Agreement to

perform the following obligations:

3.1 act in good faith towards Party B and use its best efforts to fulfill any and all duties and obligations arising under this Agreement;

3.2 act in the long-term, best interests of Party B;

3.3 attempt to minimize the costs for cooperation in accordance with the provisions of this Agreement; and

3.4 to ensure the exclusivity of the cooperation in accordance with the Section 5 of this Agreement, shall not engage in, or cooperate with any third party, on matters that are similar to what is set forth in this Agreement, without the prior written consent of Party B.

4. OBLIGATIONS OF PARTY B

4.1 Party B shall be required throughout the term of this Agreement to provide Party A with such assistance as may be requested by Party A in order to provide the cooperation in an efficient and effective manner in accordance with the provisions of this Agreement.

4.2 Subject to applicable PRC Law, Party B shall only enter into an exclusive service agreement with the ***[Advertising Company]*** and grant the exclusive advertisement agent right to the ***[Advertising Company]*** for the management of advertisement of the Channel.

5. EXCLUSIVITY

5.1 Party A shall not, directly or indirectly (through agents or otherwise), send to any third party, or encourage or solicit any third party to send, or accept from any third party a proposal, or engage in any discussions or negotiations with, or furnish any information to any third party, regarding the transactions or services under this Agreement.

5.2 If Party A or any of its shareholders receive any proposal or other communication from a third party in respect of a proposed cooperation that is similar to or related to any of the transactions or services set forth under this Agreement, Party A shall promptly communicate to Party B the substance of such proposal or communication.

5.3 No provision in this Agreement shall restrict Party B from

cooperating or entering into agreements similar to this Agreement with other TV stations or other entities.

5.4 Party B shall be the sole and exclusive owner of all rights, title and interests to any and all intellectual property rights arising from the performance of this Agreement, including, but not limited to, any copyrights, trademarks, patents, know-how and otherwise, whether developed by Party A or developed by Party B based on Party A's intellectual property.

6. REPRESENTATIONS AND WARRANTIES

6.1 Party A hereby represents and warrants as follows:

6.1.1 Party A is a TV station duly registered and existing under PRC Law;

6.1.2 Party A has full right, power, authority and capacity and all consents and approvals of any other third party and the relevant governmental authorities that are necessary to execute, deliver and perform this Agreement, which shall not violate or infringe any enforceable and effective laws or contracts;

6.1.3 The Agreement shall constitute a legal, valid and binding agreement of Party A and is enforceable against it in accordance with the terms upon its execution.

6.1.4 Party A has ownership of the Channel and has the final judgment right, compiling rights and broadcasting rights to the advertisements produced by Party B in accordance with the state publicity and administration policies on TV and radio.

6.2 Party B hereby represents and warrants as follows:

6.2.1 Party B is a Sino-foreign equity joint venture enterprise duly registered and validly existing under PRC Law and is licensed to engage in the business described on its business license, as set forth in Item B in the Background Section above.

6.2.2 Party B has full right, power, authority and capacity and all consents and approvals of any other third party and the relevant governmental authorities, that are necessary to execute, deliver and perform this Agreement, which shall not violate or infringe any enforceable and effective

laws or contracts;

6.2.3 The Agreement shall constitute a legal, valid and binding agreement of Party B and is enforceable against it in accordance with the terms upon its execution.

6.2.4 Party B shall ensure that the advertisements broadcasted by Party B shall comply with state laws and regulations on advertising and with the state administrative policies on TV and radio.

7. BREACH AND INDEMNIFICATIONS

7.1 If either Party (**Breaching Party**) violates any provision of this Agreement, fails to perform its obligations hereunder, or performs its obligations contrary to the provisions hereunder, which results in a material economic loss for the other party (**Non-Breaching Party**), it shall be deemed to have committed a breach of this Agreement (**Breach**). In such case, the Non-Breaching Party shall be entitled to issue a written notice to the Breaching Party requiring rectification of the Breach within 10 days after receipt.

7.2 The Breaching Party shall be liable to indemnify the Non-Breaching party for any and all losses, claims or damages sustained as a result of the Breach. The damages payable by the Breaching Party to the Non-Breaching shall be equal to the losses incurred by the Non-Breaching Party as a result of the Breach.

8. TERM

This Agreement shall be effective as of the signature date, unless terminated as follows:

8.1 by Party B serving 30 days prior written notice; or

8.2 by the Non-Breaching Party, in the event of Breach, if the Breaching Party has not rectified within 30 days of the receipt of the notice from the Non-Breaching Party.

9. CONSEQUENCES OF TERMINATION

9.1 In the event that this Agreement is terminated, Party B agrees that it shall remain liable to Party A for any payment owing and outstanding, including the expenses and indemnities under this Agreement prior to the date of such termination.

9.2 The termination of this Agreement, for any reason whatsoever, shall not affect the respective rights, obligations and liabilities of each of the Parties accrued prior to such termination.

10. CONFIDENTIALITY

Each Party shall maintain as strictly confidential the provisions and existence of this Agreement and any information relating to the business of the other Party to which it might have access including, but not limited to, databases, financial and business plans, and any other information deemed to be confidential by the other Party, unless the said confidential information has already entered the public domain or was disclosed by the other Party pursuant to a court order or the applicable laws of the relevant jurisdiction.

11. DISPUTE RESOLUTION

11.1 **Governing Law.** This Agreement shall be governed by PRC Law. Where PRC Law is silent on a particular matter relating to this Agreement, reference shall be made to international commercial practice.

11.2 **Dispute Resolution.**

11.2.1 If any dispute arises in connection with this Agreement, the Parties shall attempt in the first instance to resolve such dispute through friendly consultation or mediation.

11.2.2 If the dispute cannot be resolved in the above manner within thirty (30) days after the commencement of consultations, either Party may submit the dispute to arbitration as follows:

11.2.2.1 all disputes arising out of or in connection with this Agreement shall be submitted to China International Economic and Trade Arbitration Commission which shall be conducted by three (3) arbitrators in Beijing in accordance with the Commission's arbitration rules; and

11.2.2.2 the arbitration shall be conducted in the Chinese language, with the arbitral award being final and binding upon the Parties. The cost of arbitration shall be allocated as determined by the arbitrators. Any award rendered by the arbitrators shall be enforced by any court having jurisdiction upon the losing Party or its assets in accordance with the *Convention on the Recognition and Enforcement of Foreign Arbitral Awards* (1958).

11.2.3 when any dispute is submitted to arbitration the Parties shall continue to perform this Agreement.

12. MISCELLANEOUS

12.1 Party B hereby agrees that Party A shall, at its sole discretion, determine the performance of any and all of its obligations in the manner as it deems fit, provided that it does not violate the applicable PRC Law or the provisions of this Agreement.

12.2 Party A shall, for the purposes of this Agreement and applicable laws, constitute an independent contractor cooperating with Party B pursuant to the terms and conditions of this Agreement.

12.3 The invalidity or unenforceability of any provision of this Agreement shall not affect the validity and enforceability of any other provision of this Agreement, provided that the material interests of the Parties are not affected.

12.4 This Agreement and the Schedules hereto constitute the entire agreement between the Parties with respect to the subject matter hereof, and shall supersede any prior expression of intent or understanding relating hereto and may only be modified or amended by a written instrument signed by the authorized representatives of the Parties.

12.5 This Agreement has been prepared in Chinese in 2 sets of originals. Each Party shall hold 1 set of original.

12.6 The failure of any Party to enforce or require performance of any of the provisions of this Agreement, or to exercise any rights provided herein, shall in no way be construed as a waiver of such provision, right, or thereafter affect such Party's right to enforce any provision of this Agreement.

12.7 All notices or other communications sent by either Party shall be written in English or Chinese, and delivered in person (including by courier), by mail, or fax, to the other Party at the following addresses. The date at which the communication shall be deemed to be duly given or made shall be confirmed as follows: (a) for notices delivered in person, the day when the notice is received; (b) for notices delivered by mail, 10 days after the delivery date for air certified mail with postage prepaid (as shown on stamp) or 4 days after the delivery date for an internationally certified delivery institution; and (c) for notices by fax, the receipt date shown on the delivery confirmation paper of the relevant document.

If to Party A:	**China Yellow River Television Station**
Address:	No. 318, Yingze Avenue, Taiyuan City, Shanxi Province
Telephone:	(86)-0351-8302574
Fax:	(86)-0351-4042780
Attention:	Mr. Jia Bin
If to Party B:	***[Joint Venture Company]***
Address:	[•]
Telephone:	[•]
Fax:	[•]
Attention:	[•]

[The space below has been intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives on the date first written above.

For and on Behalf of
Party A: China Yellow River Television Station
Company seal

By: ______________________
Name:
Title:
Date:

For and on Behalf of
Party B: *[Joint Venture Company]*
Company Seal

By: ______________________
Name:
Title:
Date:

Appendix 1

Cooperation of the Parties